
                                                                                   EXHIBIT 3.3


                                                                        FEDERAL IDENTIFICATION
                                                                        NO.   04-2911026
                                                                           -------------------

[ILLEGIBLE]                                  THE COMMONWEALTH OF MASSACHUSETTS
Examiner                                         WILLIAM FRANCIS GALVIN
                                               Secretary of the Commonwealth
                                   One Ashburton Place, Boston, Massachusetts 02108-1512


                                                 ARTICLES OF AMENDMENT
                                           (GENERAL LAWS, CHAPTER 156B, SECTION 72)
[ILLEGIBLE]
Name
Approved                       We,                  Edmund C. Reiter             , *President,
                                   ----------------------------------------------

                               and                    Kevin Russell                   , *Clerk
                                   ---------------------------------------------------

                               of                      Aware, Inc.
                                  ----------------------------------------------------
                                             (EXACT NAME OF CORPORATION)

                               located at  40 Middlesex Turnpike, Bedford, Massachusetts 01730
                                         -----------------------------------------------------
                                            (STREET ADDRESS OF CORPORATION IN MASSACHUSETTS)

                            certified that these Articles of Amendment affecting articles numbered:

                                                             3
                             --------------------------------------------------------------------
                                  (NUMBER THOSE ARTICLES 1, 2, 3, 4, 5 AND/OR 6 BEING AMENDED)

              of the Articles of Organization were duly adopted at a meeting held on MAY 31, 2002, by vote of:

              17,040,630 shares of              Common Stock                   of    22,667,009  shares outstanding,
              ----------            ------------------------------------------      ------------
                                        (TYPE, CLASS & SERIES, IF ANY)

                         shares of                                             of                shares outstanding,
              ----------            ------------------------------------------      ------------
                                        (TYPE, CLASS & SERIES, IF ANY)

                         shares of                                             of                shares outstanding,
              ----------            ------------------------------------------      ------------

C                                              (TYPE, CLASS & SERIES, IF ANY)
P
M                1**being at a majority of each type, class or series outstanding and entitled to vote thereon:
R.A.


                                 *DELETE THE INAPPLICABLE WORDS.    **DELETE THE INAPPLICABLE CLAUSE.
[ILLEGIBLE]                        1 FOR AMENDMENTS ADOPTED PURSUANT TO CHAPTER 156B, SECTION 70.
-----------                        2 FOR AMENDMENTS ADOPTED PURSUANT TO CHAPTER 156B, SECTION 71.
P.C.
             NOTE: IF THE SPACE PROVIDED UNDER ANY ARTICLE OR ITEM ON THIS FORM IS INSUFFICIENT, ADDITIONS SHALL BE SET FORTH
             ON ONE SIDE ONLY OF SEPARATE 8 1/2 X 11 SHEETS OF PAPER WITH A LEFT MARGIN OF AT LEAST 1 INCH. ADDITIONS TO MORE
            THAN ONE ARTICLE MAY BE MADE ON A SINGLE SHEET SO LONG AS EACH ARTICLE REQUIRING EACH ADDITION IS CLEARLY INDICATED.

To CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:


The total PRESENTLY authorized is:

-------------------------------------------------- -------------------------------------------------------------------------------
            WITHOUT PAR VALUE STOCKS                                           WITH PAR VALUE STOCKS
----------------- -------------------------------- ---------------------------------- ----------------------- --------------------
      TYPE               NUMBER OF SHARES                        TYPE                    NUMBER OF SHARES          PAR VALUE
----------------- -------------------------------- ---------------------------------- ----------------------- --------------------
Common:                                            Common:                                  30,000,000               $.01
----------------- -------------------------------- ---------------------------------- ----------------------- --------------------

----------------- -------------------------------- ---------------------------------- ----------------------- --------------------
Preferred:                                         Preferred:
----------------- -------------------------------- ---------------------------------- ----------------------- --------------------
                                                   Series A Participating                     50,000                 $1.00
                                                   Cumulative Preferred Stock
----------------- -------------------------------- ---------------------------------- ----------------------- --------------------
                                                   Undesignated                              950,000                 $1.00
----------------- -------------------------------- ---------------------------------- ----------------------- --------------------


CHANGE the total authorized to:

-------------------------------------------------- -------------------------------------------------------------------------------
            WITHOUT PAR VALUE STOCKS                                           WITH PAR VALUE STOCKS
----------------- -------------------------------- ---------------------------------- ----------------------- --------------------
      TYPE               NUMBER OF SHARES                        TYPE                    NUMBER OF SHARES          PAR VALUE
----------------- -------------------------------- ---------------------------------- ----------------------- --------------------
Common:                                            Common:                                  70,000,000               $.01
----------------- -------------------------------- ---------------------------------- ----------------------- --------------------

----------------- -------------------------------- ---------------------------------- ----------------------- --------------------
Preferred:                                         Preferred:
----------------- -------------------------------- ---------------------------------- ----------------------- --------------------
                                                   Series A Participating                     50,000                 $1.00
                                                   Cumulative Preferred Stock
----------------- -------------------------------- ---------------------------------- ----------------------- --------------------
                                                   Undesignated                              950,000                 $1.00
----------------- -------------------------------- ---------------------------------- ----------------------- --------------------

      VOTED:      To amend the Corporation's Restated Articles of Organization to increase the number of authorized shares of Common Stock, par value $.01 per share, from 30,000,000 to 70,000,000.

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a LATER effective date not more than THIRTY DAYS after such filing, in which event the amendment will become effective on such later date.

Later effective date:                                         .
                      ----------------------------------------


SIGNED UNDER THE PENALTIES OF PERJURY, this   8th    day of     July     , 2002.
                                            --------       --------------


   /s/ Edmund C. Reiter                                            , *President,
-------------------------------------------------------------------
Edmund C. Reiter

   /s/ Kevin Russell                                                    , *Clerk
------------------------------------------------------------------------
Kevin Russell


*DELETE THE INAPPLICABLE WORDS.

                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)


================================================================================


I hereby approve the within Articles of Amendment and, the filing fee in the amount of $ 40,000 having been paid, said articles are deemed to have been filed with me this 8TH day of JULY, 2002 .





EFFECTIVE DATE:




                           /s/ William Francis Galvin




                             WILLIAM FRANCIS GALVIN
                          SECRETARY OF THE COMMONWEALTH






                         TO BE FILLED IN BY CORPORATION
                      PHOTOCOPY OF DOCUMENT TO BE SENT TO:


                              WILLIAM R. KOLB, ESQ.
                  -------------------------------------------

                                 FOLEY HOAG LLP
                  -------------------------------------------

                              155 SEAPORT BOULEVARD
                  -------------------------------------------

                           BOSTON, MASSACHUSETTS 02210
                  -------------------------------------------